Exhibit 10.3

Master Assignment

This Assignment (“Assignment”) dated January 1, 2014, (“Effective Date”), is by GUANGREN “GARY” CHEN, an individual U.S. citizen, (“Grantor”) and HEART TEST LABORATORIES, INC., a Texas corporation having its principal place of business at 5712 Colleyville Blvd., Suite 229, Colleyville, Texas 76034 (“Grantee”).

This Assignment is given and made pursuant to that certain 2013 Technology Agreement, dated December 31, 2013, between Grantor and Grantee. Pursuant to the 2013 Technology Agreement, Grantor and Grantee enter into a certain Security Agreement and Pledge dated January __, 2014, covering the Assigned Assets (defined below).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed by Grantor, Grantor agrees as follows —

1. Capitalized terms used in this Assignment and not otherwise defined in this Assignment shall have the respective meanings given such terms in the Technology Agreement.

2. Grantor hereby assigns, transfers, conveys, and sets over to Grantee the following rights and assets, consistent with the 2013 Technology Agreement (collectively, the “Assigned Assets”), subject to the lien, security interest, pledge, and terms of the 2013 Technology Agreement and Security Agreement and Pledge:

(a) the Covered Technology, defined in the 2013 Technology Agreement as the MyoVista Device, MyoVista Hardware, MyoVista Software, and Technical Information, including MyoVista Updates and related Documentation;

(b) the Intellectual Property Rights, as defined in the 2013 Technology Agreement and described on Exhibit A-1 (Patents and Patent Applications) and Exhibit A-2 (Non-Patent IP Inventory) and the marks listed on Schedule A hereto; and

(c) all rights to sue or make any claims for any past, present or future infringement, misappropriation or unauthorized use of any of the Covered Technology and Intellectual Property Rights therein; and all rights to all income, royalties, damages, and other payments from Third Parties that are now or may hereafter, become due or payable with respect to the Covered Technology and Intellectual Property Rights therein, including damages and other amounts for past, present or future infringement, misappropriation or unauthorized use thereof and subject to the terms of the 2013 Technology Agreement and exhibits thereto.

3. Grantor agrees to cooperate with Grantee by executing, delivering and recording such instruments, documents, and evidence, and taking any and all such other and further actions, as Grantee may reasonably request, to more effectively evidence or confirm this assignment to Grantee under this assignment.

4. In furtherance of the transactions contemplated under this Assignment, and as further evidence thereof, Grantor shall execute each attached exhibit hereto and incorporated herein, as follows:

a. Patent Assignment (Exhibit A); and

b. Assignment of Marks (Exhibit C).

Notwithstanding the execution and delivery of the foregoing documents of the exhibits, the assignments via this agreement are, and shall be construed and interpreted, as fully and completely consummated and effected for all purposes upon the execution and delivery of this instrument subject to the terms of the Technology Agreement. Grantee or its designee may file or record subject to Chen’s lien rights any of the exhibits hereto as evidence of the transactions hereunder, in all applicable jurisdictions and records of those jurisdictions.

5. In the event that any provision or portion of this Assignment is determined to be invalid or unenforceable in any jurisdiction, the remaining provisions or portions thereof will remain in full force and effect in such jurisdiction and will be liberally construed so as to effectuate the purpose and intent of the parties.

6. The governing law provisions of section 11.7 of the 2013 Technology Agreement control this Assignment and are incorporated by reference as if set forth here.

In Witness Whereof, Grantor and Grantee execute this Assignment as of Effective Date.

GRANTOR:

Guangren “Gary” Chen	Witnessed by:

/s/ Robert Eddy for Guangren Chen
as attorney in fact 3/14/14
Guangren “Gary” Chen	Name:

GRANTEE:

Heart Test Laboratories, Inc.	Witnessed by:

/s/_Mark Hilz
Name: Mark T. Hilz	Name:
Its: CEO